EXHIBIT 5.1

                        [SUNTRUST BANKS, INC. LETTERHEAD]

                                November 22, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

         As Senior Vice President, Managing Attorney and Secretary for SunTrust Banks, Inc. (the "Company"), I am familiar with the preparation and filing of the Company's Registration Statement on Form S-8 (the "Registration Statement"), as filed with the Securities and Exchange Commission (the "Commission") on or about November 22, 1999, with respect to 400,000 shares of the Company's common stock, $1.00 par value per share (the "Plan Shares"), issuable pursuant to the Equitable Securities Corporation Profit Sharing Plan (the "Plan") as referenced in the Registration Statement.

         I have reviewed the Plan and the Registration Statement, and I have examined and am familiar with, the original or copies, certified or otherwise, of the documents, corporate records and other instruments of the Company relating to the proposed issuance of the Plan Shares which I deem relevant and which form the basis of the opinion hereinafter set forth.

         I am of the opinion that:

         1. Under the laws of the State of Georgia, the jurisdiction in which the Company is incorporated and the jurisdiction in which the Company has its principal office, the Company is duly incorporated, validly existing and in good standing; and

         2. The issuance of the Plan Shares has been duly authorized by the Company and, upon issuance pursuant to the terms of the Plan, the Plan Shares will be legally issued and outstanding, fully paid and nonassessable, and no personal liability will attach to the holders of the Plan Shares.

         The undersigned counsel to the Company hereby consents to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.

                                       Sincerely,

                                       /s/ Raymond D. Fortin
                                       ---------------------
                                       Raymond D. Fortin